May 14 2010

Securities & exchange Commission
450 Fifth Street NW
Washington DC 20549
Attn. Document Control


RE	American
Depositary Shares
evidenced by the
American
Depositary Receipts
each representing
One 1 Ordinary
Share of
      Liberty International
Form F6 File No.
333107887

Ladies and Gentlemen

Pursuant to Rule 424b3 under the
Securities Act of 1933 as amended
on behalf of The Bank of New York
as Depositary for securities against
which American Depositary
Receipts are to be issued we attach a
copy of the new prospectus
Prospectus reflecting the change in
name and to Capital Shopping
Centres Group.

As required by Rule 424e the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424b3 and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the
General Instructions to the Form F6
Registration Statement the
Prospectus consists of the ADR
certificate with revised name for
Liberty International.

The Prospectus has been revised
to reflect the new name and has
been overstampted with

 Effective May 14 2010 the
Companys Name Changed to
Capital Shopping Centres
Group



Please contact me with any
questions or comments at 212
8152207

Jennifer D. Davis
The Bank of New York Mellon
ADR Division
Encl.
CC Paul Dudek Esq. Office of
International Corporate Finance







101 Barclay Street, New York NY 10286